                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated as of March 31, 2005, between UNION
DRILLING, INC., a Delaware corporation (the "Company"), and RICHARD THORNTON
(the "Executive").

RECITALS

     A.   This Agreement is being entered into simultaneously with the closing of Stock Purchase Agreement, dated March 31, 2005, by and between the
          Company and the Executive, as the sole shareholder of Thornton
          Drilling Company, pursuant to which the Company is acquiring Thornton
          Drilling Company.

     B.   The execution of this Agreement by the Executive is a condition precedent to the Company's obligation to close the transactions contemplated by the Stock Purchase Agreement.

     C.   The Company desires to employ the Executive and the Executive desires to accept employment with the Company, on the terms and conditions of this Agreement.

AGREEMENT

          Accordingly, the parties agree as follows:

     1.   Employment, Duties and Acceptance.

          1.1 Employment by the Company; Duties. The Company hereby agrees to employ the Executive for a term commencing on the date hereof and expiring when terminated as provided in Article 3 (the "Term"). During the Term, the Executive
shall serve in the capacity of President of Thornton Drilling, a wholly owned subsidiary of the Company, and shall also serve in those offices and directorships of the Company to which he may from time to time be appointed or elected. During the Term, the Executive shall devote all reasonable efforts and substantially all of his business time and services to the Company.
Notwithstanding the foregoing, the Executive may engage in other activities involving charitable, educational and similar organizations to the extent they do not interfere materially with his duties hereunder.

          1.2 Acceptance of Employment by the Executive. The Executive hereby accepts such employment and shall render the services and perform the duties described above. The Executive represents that he is under no prohibition or other restriction, under an employment or non-compete agreement or otherwise, that would prevent him from entering into and performing this Agreement, or that would impose any restrictions on his performance under this Agreement.

     2.   Compensation and Other Benefits.

          2.1 Annual Salary. The Company shall pay to the Executive an annual salary at a rate of one hundred sixty-five thousand dollars ($165,000) per year
(the "Annual Salary"). The Annual Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect, but in no event less frequently than once each month, less such deductions as shall be required to be withheld by applicable law and regulations.

          2.2 Bonuses. In addition to the Annual Salary, the Executive shall be entitled to participate in any incentive bonus plan established by the Board for senior executive officers of the Company, on such terms and subject to such conditions as may be established by the Board.

          2.3 Vacation Policy. The Executive shall be entitled to a paid vacation of four weeks during each year of the Term.

          2.4 Participation in Employee Benefit Plans. The Company agrees to permit the Executive during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of the Company (collectively, "Benefits") which may be available to other senior executives of the Company on terms no less favorable to the
Executive than the terms offered to such other executives. The Executive shall be eligible to participate in any stock option plans established from time to time by the Company for its senior executive officers.

          2.5 General Business Expenses. The Company shall pay or reimburse the
Executive for all expenses reasonably and necessarily incurred by the Executive during the Term in the performance of the Executive's services under this
Agreement. Such payment shall be made upon presentation of such documentation as the Company customarily requires of its senior executive employees prior to making such payments or reimbursements.

     3.   Termination.

          3.1 Termination Upon Death. If the Executive dies during the Term, this Employment Agreement shall terminate, provided, however, that in any such event, the Company shall pay to the Executive, or to his estate, any portion of the Annual Salary that shall have been earned by the Executive prior to the termination but not yet paid, any Benefits that have vested in the Executive at the time of such termination as a result of his participation in any of the
Company's benefit plans shall be paid to the Executive, or to his estate or designated beneficiary, in accordance with the provisions of such plan; and the
Company shall reimburse the Executive, or his estate, for any expenses with respect to which the Executive is entitled to reimbursement pursuant to Section
2.5 of this Agreement.

          3.2 Termination With Cause. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective on or after the date of service of such notice as specified therein, to terminate the Executive's employment under this Agreement and discharge the Executive with Cause. If such right is exercised, the Company's obligation to the Executive shall be limited solely to the payment of unpaid Annual Salary accrued, together with Benefits vested up to the effective date specified in the Company's notice of termination. As used in this
Agreement, the term "Cause" shall mean and include (i) chronic alcoholism or controlled substance abuse, (ii) an act of proven fraud or dishonesty on the part of the Executive with respect to the Company or subsidiaries; (iii) knowing and material failure by the Executive to comply with material applicable laws and regulations relating to the business of the Company or subsidiaries; (iv)
the Executive's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties hereunder or a material breach by the
Executive of this Agreement except, in each case, where such failure or breach is caused by the illness or other similar incapacity or disability of the
Executive; or (v) conviction of a felony.

          3.3 Termination Without Cause. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective on or after the date of service of such notice as specified therein, to terminate the Executive's employment under this Agreement and discharge the Executive without Cause. If the Executive is terminated without
Cause on or after three years after the date hereof, the Company's obligation to the Executive shall be limited solely to the payment of unpaid Annual Salary accrued, together with bonuses, if any, and Benefits vested up to the effective date specified in the Company's notice of termination. If the Executive is terminated without Cause before three years after the date hereof, the Executive shall also be entitled to severance payments equal to the amount of Annual
Salary the Executive would have received for the period between the date of such termination without Cause and the date three years after the date hereof;
provided, that such severance payments shall not exceed two hundred fifty thousand dollars ($250,000) nor be less than one hundred sixty-five thousand dollars ($165,000). Any such severance payments shall be paid at the same rate and at the same times as the Annual Salary would have been paid absent such termination without Cause.

          3.4 Termination by the Executive. The Executive has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective on or after the date of service of such notice as specified therein, to terminate his employment under this Agreement, in which case, the Company's obligation to the Executive shall be limited solely to the payment of unpaid Annual Salary accrued, together with Benefits vested up to the effective date specified in the Executive's notice of termination.

          3.5 Termination upon Disability. If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States who is mutually acceptable to the Company and the
Executive or his closest relative if he is not then able to make such a choice, so that the Executive is unable substantially to perform his services hereunder for (i) a period of four consecutive months, or (ii) for shorter periods aggregating six months during any twelve-month period, the Company may at any time after the last day of the four consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six months, by written notice to the Executive, terminate the Executive's employment hereunder and discontinue payments of the Annual Salary, bonuses and Benefits accruing from and after the date of such termination. The Executive shall be entitled to the full compensation payable to him hereunder for periods of disability shorter than the periods specified in clauses (i) and (ii) of the previous sentence.

     4.   Insurance.

          The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or one or more of its affiliates as the designated beneficiary (which it may change from time to time), policies for life, health, accident, disability or other insurance upon the Executive in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

     5.   Restrictive Covenants.

          5.1 No Competing Business. The Executive shall not, during the Term of this Agreement and for two years following the termination of the Executive's employment by the Company for any reason (the "Restricted Period"), directly or indirectly own, engage in, be employed by, have an interest in, give assistance or render services to (as a sole proprietor, shareholder, joint venturer, consultant, partner, employee, agent, officer, director or otherwise), any contract drilling business or enterprise in any State of the United States in which the Company or any of its subsidiaries is operating at the time of the termination of Executive's employment. Nothing contained in this Section shall preclude the Executive from owning less than one percent of the equity of a publicly traded corporation.

          5.2 No Interference with the Business. The Executive agrees that during the Restricted Period, the Executive will not directly or indirectly dissuade or influence any employee of the Company or any of its subsidiaries from being employed by the Company or any of its subsidiaries or recruit, solicit or otherwise induce or influence any employee or agent of the Company or any of its subsidiaries to discontinue such employment, agency or other relationship with the Company or any of its subsidiaries or request or advise a customer of the Company or any of its subsidiaries to curtail or cancel such customer's business relationship with the Company or any of its subsidiaries.

          5.3 No Disclosure of Proprietary Information. The Executive agrees that during the Restricted Period and thereafter he will not directly or indirectly disclose to anyone, use for any purpose, sell, transfer or otherwise dispose of any trade secrets, confidential information, proprietary information, client or customer lists or other information pertaining to the financial condition, business, manner of operation, affairs, plans or prospects of the
Company or any of its subsidiaries or its or their customers.

     6.   Remedies.

          6.1 Injunctive Relief. The Executive hereby acknowledges that if he breaches the restrictive covenants contained in Section 5 of this Agreement, the damages to the Company will result in irreparable harm to the Company, and the
Executive agrees that, in addition to any other remedies provided for herein or otherwise available at law, the Company shall be entitled in any court of equity having jurisdiction to an injunction restraining the Executive in the event of a breach, actual or threatened, of the agreements and covenants contained in
Section 5 of this Agreement.

          6.2 Covenants Reasonable. The parties hereto believe that the restrictive covenants contained in Section 5 of this Agreement are reasonable.
However, if at any time it shall be determined by any court of competent jurisdiction that said Section or any portion thereof, as written, is unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed amended so as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

     7.   Other Provisions.

          7.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, on the date of actual receipt thereof, as follows:

               (i)  if to the Company, to:

                    Union Drilling Inc.
                    3117 Washington Pike
                    Bridgeville, PA 15017
                    Attention: Christopher Strong, President & CEO

               (ii) if to the Executive, to:

                    Richard Thornton
                    1664 Holland Lake Drive
                    Apt. 13208
                    Weatherford, Texas 76086

Any party may change its address for notice hereunder by notice to the other party hereto.

          7.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

          7.3 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania (without giving effect to the choice of law provisions thereof) where the employment of the Executive shall be deemed, in part, to be performed, and enforcement of this Agreement or any action taken or held with respect to this Agreement shall be taken in the courts of appropriate jurisdiction in Pittsburgh, Pennsylvania.

          7.5 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by the Executive and may be assigned by the
Company only to a successor by merger or purchasers of substantially all of the assets of the Company.

          7.6 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          7.8 No Presumption Against Interest. This Agreement has been negotiated, drafted, edited and reviewed by the respective parties, and therefore, no provision arising directly or indirectly herefrom shall be construed against any party as being drafted by said party.

          7.9 Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and the Executive and his legal representatives.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        UNION DRILLING, INC.

                                        By /s/ CHRISTOPHER STRONG
                                           -------------------------------------
                                           Christopher Strong, President

                                        EXECUTIVE

                                        By /s/ RICHARD THORNTON
                                           -------------------------------------
                                           Richard Thornton